UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023 (January 13, 2023)

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-16427	37-1490331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida		32202
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (904) 438-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On January 20, 2023, Fidelity National Information Services, Inc. (the “Company”) announced that Lee Adrean and Mark D. Benjamin (each a “New Director”) were appointed to the board of directors of the Company (the “Board”), effective as of January 20, 2023, each with an initial term expiring at the 2023 annual meeting of shareholders (the “2023 Annual Meeting”). The Board has affirmatively determined that each New Director is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each New Director will receive compensation consistent with that received by the Company’s other non-employee directors, as described in the Company’s proxy statement on Schedule 14A for the 2022 annual meeting of shareholders, as filed with the U.S. Securities and Exchange Commission on April 15, 2022, and as revised on May 16, 2022 (the “2022 Proxy Statement”), provided that the initial award of restricted stock units granted to each New Director will be prorated.

Mr. Adrean will serve on the Audit Committee of the Board and Mr. Benjamin will serve on the Compensation Committee of the Board. There are no arrangements or understandings between any New Director and any other person pursuant to which such New Director was appointed as a director (except as set forth below with respect to Mr. Benjamin). At this time, there are no transactions in which any New Director has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Departure of Mark A. Ernst from the Board

On January 13, 2023, Mark A. Ernst, a director on the Board, notified the Company of his resignation from the Board after a former employer of his asserted to Mr. Ernst that his service on the Board would violate certain non-competition agreements between him and his former employer. Mr. Ernst advised the Company that he is stepping down from the Board in order to avoid the distraction and expense of a potential litigation.

In connection with Mr. Ernst’s resignation, as described above, the Board has appointed Mr. Benjamin as a mutually agreed replacement director, pursuant to the terms of that certain cooperation agreement, dated as of December 14, 2022, between the Company, D. E. Shaw Oculus Portfolios, L.L.C. and D. E. Shaw Valence Portfolios, L.L.C., entities within the D. E. Shaw group.

Item 7.01.	Regulation FD Disclosure.

On January 20, 2023, the Company issued a press release announcing the appointment of the New Directors to the Board and related matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1.

The information included in Item 7.01 of this report (including the press release attached hereto as Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated January 20, 2023, announcing the appointment of the New Directors to the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2023	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ Chip Keller
	Name:	Chip Keller
	Title:	Senior Vice President, Senior Deputy General Counsel and Corporate Secretary